UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 8, 2005

 Cellegy Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Byberry Road, Bldg. 13 Huntingdon Valley, Pennsylvania	19006
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 914-0900

1000 Marina Boulevard, Suite 300 Brisbane, California 94005

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 8, 2005, Cellegy Pharmaceuticals, Inc. (“Cellegy” or the “Company”) announced that the Data Monitoring Committee (DMC) reviewing interim data from the Savvy® Ghana Phase 3 HIV prevention trial made the recommendation that continuing the trial would not allow the effect of Savvy (C31G vaginal gel) on HIV to be determined because of a lower than expected rate of HIV seroconversion in the trial. The estimated annual rate of HIV seroconversion in the Ghana study population was 3.7% at the time of trial initiation, but the observed annual rate was 1.2% eighteen months into the trial, approximately one third of the expected rate. This lower rate was possibly due in part to procedures designed to ensure ethical trial design, including counseling on HIV prevention and distribution of condoms.

Most importantly, the DMC concluded that Savvy appears to be safe and that there is no evidence of safety concerns, based on a review of the comparative numbers of HIV seroconversions in the Savvy and placebo groups, and other interim data.

As a result of the data review, Cellegy, Family Health International (FHI) and the United States Agency for International Development (USAID), which is funding the trial, collectively agreed that the trial in Ghana should be discontinued, and that Savvy should continue to be studied for its effect on preventing HIV transmission. Consideration is being given to expansion of the ongoing Savvy Phase 3 HIV prevention trial in Nigeria and/or the opening of new trial sites in areas with higher HIV incidence as ways to determine the effectiveness of Savvy.

Additionally, data from the Ghana trial will be analyzed for effects on other endpoints including pregnancy. If the data warrant, the Ghana results will be submitted as a supplemental data package for the contraception New Drug Application. Since the analysis of the HIV data did not indicate any safety concerns, the Savvy Phase 3 contraception trial underway in the United States will continue as planned, with enrollment ongoing at sites throughout the U.S. Planning is underway for a second contraception study also at sites in the U.S. Additional studies are planned to examine effectiveness against other sexually transmitted diseases (STDs), including herpes, in the near future.

A copy of the Company’s press release relating to the above matters is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit List	Description of Exhibit

Exhibit 99.1	Press Release dated November 8, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLEGY PHARMACEUTICALS, INC.

Date: November 9, 2005	By:	/s/ Robert J. Caso
Robert J. Caso
Vice President, Finance (Duly Authorized Officer)